EXHIBIT 16.1



Stan J. H. Lee, CPA                                  Tel: 201-681-7475
2182 Lemoine Avenue                                  Fax: 815-846-7550
Suite 200                                    email: stanL@dmhdxcpa.com
Fort Lee, NJ 07024




April 19, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     We have read the statements made by Oxford Technologies Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 22, 2003. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Stan J. H. Lee/s/
---------------------
 Stan J. H. Lee, CPA